Exhibit N(2)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

Direct Line: (202) 383-0118

Internet: thomas.bisset@sablaw.com

April 29, 2009

VIA EDGAR

EquiTrust Life Insurance Company

5400 University Avenue

West Des Moines, IA 50266

Re:    EquiTrust Life Variable Account

  (File No. 333-45813)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 17 to the Registration Statement on Form N-6 for EquiTrust Life Variable Account (File No. 333-45813). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset
Thomas E. Bisset